Exhibit 4.4
EXECUTION COPY

AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT
by and between
MERRILL LYNCH PCG, INC.
and
LIBBEY INC.

Dated as of October 28, 2009

Table of Contents

1.	Certain Definitions	1

2.	Shelf Registration Statements	5

3.	Demand Registrations	6

4.	Piggyback Registrations	7

5.	Other Registration Provisions	8

6.	Other Registrations	9

7.	Selection of Underwriters	9

8.	Holdback Agreements	10

9.	Procedures	10

10.	Registration Expenses	16

11.	Indemnification.	16

12.	Rule 144	18

13.	Transfer of Registration Rights	19

14.	Conversion or Exchange of Other Securities	19

15.	Miscellaneous	19

          This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of October 28, 2009, is entered into by and between LIBBEY INC., a Delaware corporation (the “Company”), and MERRILL LYNCH PCG, Inc., a Delaware corporation (the “Stockholder”).
Recitals
          WHEREAS, the Stockholder and the Company entered into that certain Registration Rights Agreement, dated as of June 16, 2006 (the “Registration Rights Agreement”), by and between the Stockholder and the Company;
          WHEREAS, concurrent with the execution of this Agreement, the Stockholder and the Company are entering into a Debt Exchange Agreement, as of the date hereof, by and among the Stockholder, the Company and Libbey Glass Inc. (the “Exchange Agreement”) pursuant to which the Company is issuing to the Stockholder (i) 933,145 shares (the “Exchange Shares”) of the common stock, par value $0.01 per share of the Company (the “Common Stock”) and (ii) a warrant to purchase 3,466,856 shares of Common Stock at a price of $0.01 per share;
          WHEREAS, pursuant and subject to the terms and conditions of the Exchange Agreement, the Company may issue one or more Exchange Warrants (as defined below) which may be exercised by the Stockholder for Warrant Shares (as defined below);
          WHEREAS, the Stockholder currently owns a warrant to purchase 485,309 shares of Common Stock, such shares subject to the Registration Rights Agreement; and
          WHEREAS, the Stockholder and the Company have agreed to amend and restate the Registration Rights Agreement as set forth herein.
Agreement
          In consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
          1. Certain Definitions.
          In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

          “Affiliate” of any Person means any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
          “Agreement” means this Amended and Restated Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Amended and Restated Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.
          “Blackout Period” has the meaning set forth in Section 8(e) hereof.
          “Business Day” means any day, except a Saturday, Sunday or legal holiday on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.
          “Common Stock” means common stock, par value $0.01 per share, of the Company.
          “Company” has the meaning set forth in the introductory paragraph and includes any other Person referred to in the second sentence of Section 15(c) hereof.
          “Control Rights” has the meaning set forth in Section 9(a) hereof.
          “Delay Period” has the meaning set forth in Section 5(b) hereof.
          “Demand Registration” has the meaning set forth in Section 3(a) hereof.
          “Demand Registration Statement” has the meaning set forth in Section 3(a) hereof.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
          “Exchange Shares” has the meaning set forth in the Preamble hereof.
          “Exchange Warrants” has the meaning set forth in the Exchange Agreement.
          “FINRA” means the Financial Industry Regulatory Authority.

          “Full Cooperation” means, in connection with any underwritten offering, where, in addition to the cooperation otherwise required by this Agreement, (a) members of senior management of the Company (including the chief executive officer and chief financial officer, if requested) fully cooperate with the underwriter(s) in connection therewith and make themselves available to participate in “road-show” and other customary marketing activities in such locations (domestic and foreign) as reasonably recommended by the underwriter(s) (including one-on-one meetings with prospective purchasers of the Registrable Common Stock) and (b) the Company prepares preliminary, final and free-writing prospectuses for use in connection therewith containing such additional information as reasonably requested by the underwriter(s) (in addition to the minimum amount of information required by law, rule or regulation).
          “Fully Marketed Underwritten Offering” means an underwritten offering in which there is Full Cooperation.
          “Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.
          “Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or any other entity.
          “Piggyback Registration” has the meaning set forth in Section 4(a) hereof.
          “Piggyback Registration Statement” has the meaning set forth in Section 4(a) hereof.
          “Prospectus” means the prospectus or prospectuses forming a part of, or deemed to form a part of, or included in, or deemed included in, any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Common Stock covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.
          “Registrable Common Stock” means (i) all shares of Common Stock issued or issuable upon exercise of the Warrant, (ii) the Exchange Shares, (iii) the Warrant Shares, (iv) any other security into or for which the Common Stock referred to in clauses (i) through (iv) has been converted, substituted or exchanged, and any security issued or issuable with respect thereto upon any stock dividend or stock split or in connection with a combination of shares, reclassification, recapitalization, merger, consolidation or other reorganization or otherwise, until the date after which such shares of Common Stock may be sold pursuant to Rule 144 under the Securities Act without the limitations on volume, manner of sale or current information requirements set forth thereunder, provided, should any such limitations or requirements subsequently apply, such shares of Common Stock shall again be deemed to be Registrable Common Stock at such time and the Stockholder shall then again be entitled to all rights and privileges under this Agreement without delay or condition.
          “Registration Expenses” has the meaning set forth in Section 10(a) hereof.
          “Registration Statement” means any registration statement of the Company that covers any of the Registrable Common Stock pursuant to the provisions of this Agreement, including the preliminary and final Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.
          “Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.
          “Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.
          “SEC” means the Securities and Exchange Commission.
          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
          “Shelf Registration Statement” has the meaning set forth in Section 2(a) hereof.
          “Stockholder” has the meaning set forth in the introductory paragraph and its permitted transferees having rights under the Agreement pursuant to Section 13(a) hereto.
          “Suspension Notice” has the meaning set forth in Section 9(e) hereof.
          “underwritten registration or underwritten offering” means an offering in which securities of the Company are sold to one or more underwriters (as defined in Section 2(a)(11) of the Securities Act) for resale to the public.
          “Unit Purchase Agreement” means the Unit Purchase Agreement, dated June 9, 2006, between the Company and the Stockholder.
          “Warrant” has the meaning set forth in the Unit Purchase Agreement.
          “Warrant Shares” has the meaning set forth in the Exchange Agreement.

          2. Shelf Registration Statements.
          (a) Right to Request Registration. At any time after the date hereof, at the request of the Stockholder and subject to the last sentence of this paragraph, the Company shall use its best efforts to promptly file one or more registration statements on Form S-3 or such other form under the Securities Act then available to the Company providing for the resale pursuant to Rule 415 from time to time by the Stockholder of such number of shares of all Registrable Common Stock requested by the Stockholder to be registered thereby (including the Prospectus, amendments and supplements to the shelf registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such shelf registration statement, each a “Shelf Registration Statement”). Such Shelf Registration Statements shall be on Form S-1 or Form S-3 depending on the Company’s Form S-3 eligibility at such time; provided that if such Shelf Registration Statement is on Form S-1 and the Company subsequently becomes eligible to register the resale of securities on Form S-3, the Company shall promptly amend such Shelf Registration Statement to Form S-3 or file a new Shelf Registration Statement on Form S-3. The Company shall use its best efforts to cause each Shelf Registration Statement to be declared effective by the SEC as promptly as practicable following such filing. The Company shall maintain the effectiveness of each Shelf Registration Statement, or a replacement Shelf Registration Statement if necessary under the Securities Act, until the first date as of which all the shares of Registrable Common Stock included in such Shelf Registration Statement have been sold (including the shares of Common Stock issuable upon exercise of the Series II Exchange Warrants and the final tranche of the Series III Exchange Warrants (each as defined in the Exchange Agreement). Not later than (x) 30 days following each of the (i) Closing Date (as defined in the Exchange Agreement), (ii) the date of issuance of any Series II Exchange Warrants and (iii) the final tranche of the Series III Exchange Warrants, the Company shall file a Shelf Registration Statement, and (y) on the 181st day following each of (i) the Closing Date, (ii) the date of issuance of any Series II Exchange Warrants and (iii) the final tranche of the Series III Exchange Warrants, the Company shall file a second Shelf Registration Statement naming the Stockholder or an Affiliate of the Stockholder as an underwriter in the Plan of Distribution contained therein. Notwithstanding the foregoing, if the Company shall obtain the express permission of FINRA to include the Stockholder or an Affiliate of the Stockholder as an underwriter in the Plan of Distribution contained in a Shelf Registration Statement pursuant to clause (x) of the preceding sentence (which permission shall be confirmed with respect to each Shelf Registration Statement required by the prior sentence but may include that the Stockholder or applicable Affiliate may not act as underwriter for a period of 180 days following the filing of the applicable Shelf Registration Statement), the Stockholder shall waive the requirement that a corresponding Shelf Registration Statement pursuant to the applicable subsection of clause (y) of the preceding sentence be filed, provided that should subsequent action or advice of FINRA be taken or provided to the contrary, this sentence shall no longer apply and the rights of the Stockholder under the previous sentence shall be reinstated in their entirety.

          (b) Number of Fully Marketed Underwritten Offerings. The Stockholder shall be entitled to request an aggregate of three (3) Fully Marketed Underwritten Offerings pursuant to the Shelf Registration Statements; provided, that the Stockholder shall be entitled to request an additional Fully Marketed Underwritten Offering following the issuance of any Series II Exchange Warrants and an additional Fully Marketed Underwritten Offering following the issuance of any Series III Exchange Warrants. If the Stockholder then holding a majority of the outstanding Registrable Shares request a Fully Marketed Underwritten Offering, the Company shall cause there to occur Full Cooperation in connection therewith, but in no event shall Merrill Lynch PCG, Inc. be prevented from requesting a Fully Marketed Underwritten Offering (should any such Fully Marketed Underwritten Offering remain) so long as it holds any shares of Registrable Common Stock. Except as provided in this Section 2(b) or as otherwise provided in the Exchange Agreement, there shall be no limitation on the number of sales or takedowns off any of the Shelf Registration Statements. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to complete more than one Fully Marketed Underwritten Offering or Demand Registration (as defined below) in any 90-day period.
          3. Demand Registrations.
          (a) Right to Request Registration. Any time after the date hereof, if there exists no effective Shelf Registration Statement (i) naming the Stockholder as a broker and underwriter, other than as a result of FINRA restrictions prohibiting the filing of a resale registration statement that so names the Stockholder, in which case it shall be sufficient to have a Shelf Registration Statement effective that covers the resale of the Registrable Common Stock but does not so name the Stockholder or (ii) containing a plan of distribution that provides for a form of transaction then contemplated to be undertaken by the Stockholder, the Stockholder then holding a majority of the outstanding Registrable Shares may request registration for resale under the Securities Act of all or part of the Registrable Common Stock pursuant to a Registration Statement separate from the Shelf Registration Statements (a “Demand Registration”). As promptly as practicable after such request, but in any event within 30 days of such request by such Stockholder, the Company shall file a registration statement registering for resale such number of shares of Registrable Common Stock held by the Stockholder as requested to be so registered (including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, a “Demand Registration Statement”). In connection with each such Demand Registration, the Company shall cause there to occur Full Cooperation.
          (b) Number of Demand Registrations. The Stockholder will be entitled to request a total of three (3) Demand Registrations pursuant to Section 3(a), in each case, minus the number of Fully Marketed Underwritten Offerings completed off of the Shelf Registration Statement; provided, that the Stockholder shall be entitled to an additional Demand Registration following the issuance of any Series II Exchange Warrants and an additional Demand Registration following the issuance of any Series III Exchange Warrants. A registration shall not count as one of the permitted Demand Registrations pursuant to Section 3(a) (i) until the related Demand Registration Statement has become effective or (ii) if there was not Full Cooperation in connection therewith. Notwithstanding anything to the contrary contained herein, the Stockholder may not request more than one Fully Marketed Underwritten Offering or Demand Registration in any 90-day period.
          4. Piggyback Registrations.
          (a) Right to Piggyback. Whenever the Company proposes to publicly sell or register for sale any of its common equity securities pursuant to a Registration Statement (a “Piggyback Registration Statement”) under the Securities Act (other than a registration statement on Form S-8 or on Form S-4 or any similar successor forms thereto), whether for its own account or for the account of one or more securityholders of the Company (a “Piggyback Registration”), the Company shall give prompt written notice to the Stockholder of its intention to effect such sale or registration and, subject to Sections 4(b) and 4(c), shall include in such transaction all Registrable Common Stock with respect to which the Company has received a written request from the Stockholder for inclusion therein within 15 days after the receipt of the Company’s notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion, without prejudice to the Stockholder’s right to immediately request a Shelf Registration Statement or a Demand Registration Statement hereunder. A Piggyback Registration shall not be considered a Shelf Registration Statement, a Demand Registration Statement or a Fully Marketed Underwritten Offering for purposes of Section 2 or Section 3 of this Agreement.
          (b) Priority on Primary Registrations. If a Piggyback Registration is initiated as an underwritten primary registration on behalf of the Company, and the managing underwriter advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company shall include in such registration the maximum number of shares that such underwriter advises can be so sold without having such effect, allocated (i) first, to the securities the Company proposes to sell, (ii) second, the Registrable Common Stock requested to be included therein by the Stockholder, and (iii) third, among other securities requested to be included in such registration by other securityholders of the Company on such basis as such holders may agree among themselves and the Company.
          (c) Priority on Secondary Registrations. If a Piggyback Registration is initiated as an underwritten registration on behalf of holders of the Company’s securities, and the managing underwriter advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company shall include in such registration the maximum number of shares that such underwriter advises can be so sold without having such effect, allocated (i) first, to the

Common Stock requested to be included in such registration by the initiating holders, pro rata among such holders on the basis of the number of shares requested to be registered by such holders and (ii) second, to Registrable Common Stock requested to be included in such registration by the Stockholder and (iii) third, to other securities requested to be included in such registration by the Company and other security holders, pro rata among such holder(s) on the basis of the number of shares requested to be registered by them.
          5. Other Registration Provisions.
          (a) Priority on Registrations. If, in the case of a Fully Marketed Underwritten Offering or a Demand Registration pursuant to Section 3 involving an underwritten offering, the managing underwriter shall advise the Company that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company shall include in such registration the maximum number of securities that such underwriter advises can be so sold without having such effect, allocated (i) first, to Registrable Common Stock requested by the Stockholder to be included in such registration and (ii) second, among all securities requested to be included in such registration by any other Persons having registration rights entitling them to be included in such offering (including securities to be sold for the account of the Company) allocated among such Persons in such manner as they may agree.
          (b) Restrictions on Registrations. The Company may postpone the filing or the effectiveness of a Demand Registration Statement or the commencement of a Fully Marketed Underwritten Offering if, based on the good faith judgment of the Company’s Board of Directors, there is a reasonable likelihood that the disclosure to be contained in such Demand Registration Statement or the Prospectus for such Fully Marketed Underwritten Offering, or any other action required to be taken in connection with the Demand Registration or such Fully Marketed Underwritten Offering, would materially and adversely affect or interfere with any material financing, acquisition, merger, joint venture, disposition of assets (not in the ordinary course of business), corporate reorganization or other similar material transaction involving the Company; provided, however, that the Stockholder requesting such Demand Registration Statement or Fully Marketed Underwritten Offering shall be entitled, at any time after receiving notice of such postponement and before such Demand Registration Statement becomes effective or such Fully Marketed Underwritten Offering is commenced, as applicable, to withdraw such request and, if such request is withdrawn, such Demand Registration or Fully Marketed Underwritten Offering, as applicable, shall not count as one of the permitted Demand Registrations or Fully Marketed Underwritten Offerings, as applicable. The Company shall provide written notice to the Stockholder of (x) any postponement of the filing or effectiveness of a Demand Registration Statement or the commencement of a Fully Marketed Underwritten Offering, as applicable, pursuant to this Section 5(b), (y) the Company’s decision to file or seek effectiveness of such Demand Registration Statement or commence such Fully Marketed Underwritten Offering, as applicable following such postponement and (z) the effectiveness of such Demand Registration Statement. The Company may defer the filing or effectiveness of a particular Demand Registration Statement or the commencement of a Fully Marketed Underwritten Offering, as applicable, pursuant to this Section 5(b) only once during any 12-month period. Notwithstanding the provisions of this Section 5(b), the Company may not postpone the filing or effectiveness of a Demand Registration Statement or the commencement of a Fully Marketed Underwritten Offering, as applicable, past the date that is the earliest of (a) the date upon which any disclosure of a matter the Board of Directors has determined would not be in the best interest of the Company to be disclosed is disclosed to the public or ceases to be material and (b) such date that, if such postponement continued, would result in there being more than 90 days in the aggregate in any 12-month period during which the filing or effectiveness of one or more Registration Statements has been so postponed. The period during which filing or effectiveness is so postponed hereunder is referred to as a “Delay Period.” The Company shall not file any registration statement for sales of securities or commence a sale of securities on its own behalf or on behalf of any other securityholder during any Delay Period.
          (c) Effective Period of Demand Registrations. After any Demand Registration filed pursuant to this Agreement has become effective, the Company shall use its best efforts to keep such Demand Registration Statement effective for a period of at least 180 days from the date on which the SEC declares such Demand Registration Statement effective plus the duration of any Delay Period and any Blackout Period, or such shorter period that shall terminate when all of the Registrable Common Stock covered by such Demand Registration Statement has been sold pursuant to such Demand Registration Statement in accordance with the plan of distribution set forth therein.
          6. Other Registrations.
          The Company shall not grant to any Person the right, other than as set forth herein and except to employees of the Company with respect to registrations on Form S-8 (or any successor forms thereto), to request the Company to register any securities of the Company except such rights as are not more favorable than or inconsistent with the rights granted to the Stockholder and that do not adversely affect the priorities set forth herein of the Stockholder.
          7. Selection of Underwriters.
          If any of the Registrable Common Stock covered by a Demand Registration Statement or a Shelf Registration Statement is to be sold in an underwritten offering, the Stockholder shall have the right to select the managing underwriter(s) to administer the offering subject to the prior approval of the Company, which approval shall not be unreasonably withheld, conditioned or delayed.

          8. Holdback Agreements.
          (a) Each holder of Registrable Common Stock whose Registrable Common Stock is included in an underwritten offering pursuant to a Piggyback Registration Statement pursuant to Section 4 hereof and the Company agree not to, and the Company shall exercise its reasonable best efforts to obtain agreements (in the underwriters’ customary form) from its directors and executive officers not to, directly or indirectly offer, sell, pledge, contract to sell, (including any short sale), grant any option to purchase or otherwise dispose of any equity securities of the Company or enter into any hedging transaction relating to any equity securities (each, a “Transfer”) of the Company during the shorter of 75 days or such period of time advised by the underwriters, beginning on the pricing date of any underwritten offering pursuant to any Piggyback Registration Statement. If during any such period, any other party to a similar agreement is released from its restrictions on Transfers, the Stockholder shall be automatically released from such restrictions as to any Registrable Common Stock.
          (b) In the case of any underwritten offering by the Stockholder pursuant to Sections 2 or 3 hereof, upon the request of any underwriter, the Company shall agree, and shall use its reasonable best efforts to cause its directors and executive officers to agree not to, directly or indirectly, Transfer an equity securities of the Company the Company during the shorter of 90 days or such period of time advised by the underwriters, beginning on the pricing date of such underwritten offering pursuant to any Registration Statement.
          9. Procedures.
          (a) In connection with the registration and sale of Registrable Common Stock pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Common Stock in accordance with the Stockholder’s intended methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:
          (i) prepare and file with the SEC a Registration Statement with respect to such Registrable Common Stock and use its best efforts to cause such Registration Statement to become effective as soon as practicable thereafter; and before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including any prospectus supplement for a shelf takedown or otherwise reasonably requested by the Stockholder or any underwiter), furnish to the Stockholder and the underwriter or underwriters, if any, copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and, if requested by the Stockholder, the exhibits incorporated by reference, and the Stockholder (and the underwriter(s), if any) shall have the opportunity to review and comment thereon, and the Company will make such changes and additions thereto as reasonably requested by the Stockholder (and the underwriter(s), if any) prior to filing any Registration Statement or amendment thereto or any Prospectus or any supplement thereto;
          (ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for such period as is necessary to complete the distribution of the securities covered by such Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Stockholder thereof set forth in such Registration Statement and, in the case of a Shelf Registration Statement, prepare such post-effective amendments and prospectus supplements containing such disclosures as may be reasonably requested by the Stockholder or any underwriter(s) in connection with each shelf takedown;
          (iii) furnish to the Stockholder such number of copies of such Registration Statement, each amendment and supplement thereto, each Prospectus (including each preliminary Prospectus and Prospectus supplement) and such other documents as the Stockholder and any underwriter(s) may reasonably request in order to facilitate the disposition of the Registrable Common Stock, provided, however, that the Company shall have no such obligation to furnish copies of a final prospectus if the conditions of Rule 172(c) under the Securities Act are satisfied by the Company;
          (iv) use its best efforts to register or qualify such Registrable Common Stock under such other securities or blue sky laws of such jurisdictions (domestic or foreign) as the Stockholder or any underwriter(s) reasonably requests and do any and all other acts and things that may be reasonably necessary or advisable to enable the Stockholder and any underwriter(s) to consummate the disposition in such jurisdictions of the Registrable Common Stock (provided, that the Company will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (iv), (2) subject itself to taxation in any such jurisdiction or (3) consent to general service of process in any such jurisdiction, unless reasonably required for dispositions by the Stockholder or underwriter of Registrable Common Stock in such jurisdictions);
          (v) make such filings with and pay such fees and expenses relating to FINRA as the Stockholder and any underwriters(s) reasonably requests and do any and all other things that may be reasonably necessary or advisable to enable the Stockholder and any underwriter(s) to obtain FINRA approval with regard to any Registration Statement or underwritten offering;

          (vi) notify the Stockholder and any underwriter(s), at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which any Prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of the Stockholder or any underwriter(s), the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter supplemented and/or amended, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;
          (vii) in the case of an underwritten offering, (i) enter into such agreements (including underwriting agreements in customary form), (ii) take all such other actions as the Stockholder or the underwriter(s) reasonably request in order to expedite or facilitate the disposition of such Registrable Common Stock (including, without limitation, causing senior management and other Company personnel to cooperate with the Stockholder and the underwriter(s) in connection with performing due diligence) and (iii) cause its counsel to issue opinions of counsel in form, substance and scope as are customary in primary underwritten offerings, addressed and delivered to the underwriter(s) and the Stockholder;
          (viii) in connection with each Demand Registration pursuant to Section 3 and each Fully Marketed Underwritten Offering requested by Investors under Section 2, cause there to occur Full Cooperation and, in all other cases, cause members of senior management of the Company to be available to participate in, and to cooperate with the underwriter(s) in connection with customary marketing activities (including select conference calls and one-on-one meetings with prospective purchasers);
          (ix) make available for inspection by the Stockholder, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent retained by the Stockholder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by the Stockholder, underwriter, attorney, accountant or agent in connection with such Registration Statement;
          (x) use its best efforts to cause all such Registrable Common Stock to be listed on each securities exchange on which securities of the same class issued by the Company are then listed or, if no such similar securities are then listed, on an automated quotation system of a national securities association or the OTC Bulletin Board. Following such time as the Company becomes eligible list its Common Stock on the The New York Stock Exchange, the Nasdaq Global

Market or Nasdaq Capital Market, it shall use its reasonable best efforts to promptly list its Common Stock, including the Registrable Common Stock on such exchange;
          (xi) provide a transfer agent and registrar for all such Registrable Common Stock not later than the effective date of such Registration Statement;
          (xii) if requested, cause to be delivered, immediately prior to the pricing of any underwritten offering, immediately prior to effectiveness of each Registration Statement (and, in the case of an underwritten offering, at the time of closing of the sale of Registrable Common Stock pursuant thereto), letters from the Company’s independent registered public accountants addressed to the Stockholder and each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent registered public accountants delivered in connection with primary underwritten public offerings;
          (xiii) make generally available to its stockholders a consolidated earnings statement (which need not be audited) for the 12 months beginning after the effective date of a Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earning statement under Section 11(a) of the Securities Act;
          (xiv) promptly notify the Stockholder and the underwriter or underwriters, if any:
(1) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;
(2) of any written request by the SEC for amendments or supplements to the Registration Statement or any Prospectus or of any inquiry by the SEC relating to the Registration Statement or the Company’s status as a well-known seasoned issuer;
(3) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and

(4) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Common Stock for sale under the applicable securities or blue sky laws of any jurisdiction; and
          (xv) Take all such actions (a) as may be reasonably necessary, including obtaining opinions of counsel satisfactory to the transfer agent for the Common Stock, to remove the restrictive legends from any shares of Registrable Common Stock and reissue certificates evidencing such shares of Registrable Common Stock, upon (1) the sale of such shares or (2) at such time as all conditions for the removal of such legends under the federal securities laws have been satisfied and (b) at such time where the Stockholder beneficially owns, and has the existing or contingent right to receive upon exercise of any existing or contingent warrants, 7% or less of the outstanding Common Stock (and has beneficially owned 10% or less of the Common Stock for the prior 3-month period), and does not have affiliate status based on other criteria, provide an opinion of counsel or instruction acceptable to the Company’s transfer agent stating that any restrictive legend on the Registrable Common Stock may be removed or, with respect to Warrant Shares, that such Warrant Shares may be issued without restrictive legends. Such other criteria may include additional voting or approval rights in the conduct of the affairs of the Company beyond the Stockholder’s proportionate rights as a holder of Common Stock, the right to designate one or more members of the Company’s Board of Directors or management of the Company or any other special rights in the Stockholder’s capacity as a Stockholder of the Company (without regard to any limitations that may be included under the terms of indebtedness of the Company to the Stockholder) that by their terms allow the Stockholder disproportionate input into the conduct of the Company’s operations (collectively, “Control Rights”). The parties hereto acknowledge that, as of the date hereof, and, upon consummation of the transactions contemplated by the Exchange Agreement, no such Control Rights exist or shall result therefrom.
          (b) The Company represents and warrants that no Registration Statement (including any amendments or supplements thereto and Prospectuses contained therein) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading (except that the Company makes no representation or warranty with respect to information relating to the Stockholder furnished to the Company by or on behalf of the Stockholder specifically for use therein).
          (c) The Company shall make available to the Stockholder (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary Prospectus and Prospectus and each amendment or supplement thereto, each letter written by or on behalf of the Company to the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), and each item of correspondence from the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such Registration Statement or to any of the documents incorporated by reference therein, and (ii) such number of copies of each Prospectus, including a preliminary Prospectus, and all amendments and supplements thereto and such other documents as the Stockholder or any underwriter may reasonably request in order to facilitate the disposition of the Registrable Common Stock. The Company will promptly notify the Stockholder of the effectiveness of each Registration Statement or any post-effective amendment or the filing of any supplement or amendment to such Registration Statement or of any Prospectus supplement. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request, if necessary, as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review.
          (d) The Company may require the Stockholder to furnish to the Company any other information regarding the Stockholder and the distribution of such securities as the Company reasonably determines, based on the advice of counsel, is required to be included in any Registration Statement.
          (e) The Stockholder agrees that, upon notice from the Company of the happening of any event as a result of which the Prospectus included (or deemed included) in such Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading (a “Suspension Notice”), the Stockholder will forthwith discontinue disposition of Registrable Common Stock pursuant to such Registration Statement for a reasonable length of time not to exceed twenty (20) days until the Stockholder is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 8(a) hereof; provided, however, that such postponement of sales of Registrable Common Stock by the Stockholder shall not exceed sixty (60) days in the aggregate in any 12 month period. If the Company shall give the Stockholder any Suspension Notice, the Company shall extend the period of time during which the Company is required to maintain the applicable Registration Statements effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such Suspension Notice to and including the date the Stockholder either is advised by the Company that the use of the Prospectus may be resumed or receives the copies of the supplemented or amended Prospectus contemplated by Section 8(a) (a “Blackout Period”). In any event, the Company shall not be entitled to deliver more than a total of three (3) Suspension Notices in any 12-month period. The Company shall not file any registration statement for sales of securities or commence a sale of securities on its own behalf or on behalf of any other securityholder during any Blackout Period.

          (f) The Company shall not permit any officer, director, underwriter, broker or any other person acting on behalf of the Company to use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with any registration statement covering Registrable Common Stock, without the prior written consent of the Stockholder and any underwriter.
          10. Registration Expenses.
          (a) All expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees (including SEC registration fees and FINRA filing fees), fees and expenses of compliance with securities or blue sky laws, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all accountants and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”) (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Common Stock), shall be borne by the Company. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed.
          (b) In connection with each registration initiated hereunder (whether a Shelf Registration Statement or a Piggyback Registration), the Company shall pay, or shall reimburse the Stockholder for, the reasonable fees and disbursements of one law firm chosen by the Stockholder as its counsel in connection with each Registration Statement and sale of Registrable Common Stock pursuant thereto; provided, however, that each such reimbursement shall not exceed $200,000 in the aggregate (plus an additional $50,000, if Series II Exchange Warrants, and a further $50,000 if any Series III Exchange Warrants are issued, for a maximum additional amount of $100,000) with respect to each Registration Statement or underwritten offering.
          (c) The obligation of the Company to bear the expenses described in Section 9(a) and to pay or reimburse the Stockholder for the expenses described in Section 9(b) shall apply irrespective of whether a registration, once properly requested becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur or whether any sales of Registrable Common Stock ultimately take place.
          11. Indemnification.
          (a) The Company shall indemnify, to the fullest extent permitted by law, the Stockholder and its officers, directors, employees and Affiliates and each Person who controls the Stockholder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus, preliminary Prospectus, road show or any “issuer free writing prospectus” (as defined in Securities Act Rule 433) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or applicable “blue sky” laws, except insofar as the same are made in reliance and in conformity with information relating to the Stockholder furnished in writing to the Company by the Stockholder expressly for use therein. In connection with a sale of securities pursuant to which a broker-dealer marketing such shares would be considered an underwriter, the Company shall indemnify such underwriter(s), their officers, employees and directors and each Person who controls such underwriter(s) (within the meaning of the Securities Act) at least to the same extent as provided above with respect to the indemnification of the Stockholder.
          (b) In connection with any Registration Statement in which the Stockholder is participating, the Stockholder shall furnish to the Company in writing such information as the Company reasonably determines, based on the advice of counsel, is required to be included in any such Registration Statement or Prospectus and, shall indemnify, to the fullest extent permitted by law, the Company, its officers, employees, directors, Affiliates, and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information relating to the Stockholder furnished in writing to the Company by the Stockholder expressly for use therein.
          (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Agreement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party that are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.
          (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.
          (e) If the indemnification provided for in or pursuant to this Section 11 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of the Stockholder be greater in amount than the amount of net proceeds received by the Stockholder upon such sale.
          12. Rule 144.
          The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as the Stockholder may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the Securities Act, to the extent required to enable the Stockholder to sell Registrable Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Stockholder, the Company will deliver to the Stockholder a written statement as to whether it has complied with such information and requirements.

          13. Transfer of Registration Rights.
          (a) The Stockholder may transfer all or any portion of its then-remaining rights, including if such rights lapse and are subsequently reinstated under this Agreement to any Person (each, a “transferee”). Any transfer of registration rights pursuant to this Section 13 shall be effective upon receipt by the Company of (x) written notice from the Stockholder stating the name and address of any transferee and identifying the amount of Registrable Common Stock with respect to which the rights under this Agreement are being transferred and the nature of the rights so transferred and (y) a written agreement from the transferee to be bound by all of the terms of this Agreement. In connection with any such transfer, the term “Stockholder” as used in this Agreement shall, where appropriate to assign such rights to such transferee, be deemed to refer to the transferee holder of such Registrable Common Stock. The Stockholder and such transferees may exercise the registration rights hereunder in such proportion (not to exceed the then-remaining rights hereunder) as they shall agree among themselves.
          (b) After such transfer, the Stockholder shall retain its rights under this Agreement with respect to all other Registrable Common Stock owned by the Stockholder. Upon the request of the Stockholder, the Company shall execute a Registration Rights Agreement with such transferee or a proposed transferee substantially similar to the applicable sections of this Agreement.
          14. Conversion or Exchange of Other Securities.
          If the Stockholder offers Registrable Common Stock by forward sale, or any options, rights, warrants or other securities issued by it or any other person that are offered with, convertible into or exercisable or exchangeable for any Registrable Common Stock, the Registrable Common Stock subject to such forward sale or underlying such options, rights, warrants or other securities shall be eligible for registration pursuant to Sections 2, 3 and 4 of this Agreement.
          15. Miscellaneous.
          (a) Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or by facsimile transmission (with immediate telephone confirmation thereafter) and, in the case of the Stockholder, shall also be sent via e-mail,
If to the Company:
Libbey Inc.
Attn: Susan Kovach, General Counsel
300 Madison Avenue
Toledo, Ohio 43604
Facsimile No.: 419-325-2585
Email: susan.kovach@libbey.com

with a copy to (which shall not constitute notice):
Latham & Watkins LLP
Sears Tower, Suite 5800
233 South Wacker Drive
Chicago, IL 60606
Attention: Christopher Lueking
Facsimile No.: 312-993-9767
Email: Christopher.Lueking@lw.com
If to the Stockholder:
Bank of America Merrill Lynch
Merrill Lynch PCG, Inc.
One Bryant Park
3rd Floor
New York, New York 10036
Attention: Robert Voreyer
Email: bob.voreyer@baml.com
with copies to (which shall not constitute notice):
2 World Financial Center
25th Floor
New York, NY 10281
Attn: Gerard Haugh
Facsimile No: (212) 236-2568
Email: Gerard_Haugh@ml.com
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
Attention: Robert Copen
Facsimile: (212) 735-2000
Email: rcopen@skadden.com
     If to a transferee Stockholder, to the address of such transferee Stockholder set forth in the transfer documentation provided to the Company;

in each case with copies to (which shall not constitute notice):
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
Attention: Robert Copen, Esq.
Facsimile No.: (212) 735-2000
or at such other address as such party each may specify by written notice to the others, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered personally, upon one Business Day after being deposited with a courier if delivered by courier, upon receipt of confirmation if transmitted by facsimile or email, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.
          (b) No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
          (c) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. If the outstanding Common Stock is converted into or exchanged or substituted for other securities issued by any other Person, as a condition to the effectiveness of the merger, consolidation, reclassification, share exchange or other transaction pursuant to which such conversion, exchange, substitution or other transaction takes place, such other Person shall automatically become bound hereby with respect to such other securities constituting Registrable Common Stock and, if requested by the Stockholder or a permitted transferee, shall further evidence such obligation by executing and delivering to the Stockholder and such transferee a written agreement to such effect in form and substance satisfactory to the Stockholder.
          (d) Governing Law. The internal laws, and not the laws of conflicts (other than Section 5-1401 of the General Obligations Law of the State of New York), of New York shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.
          (e) Exclusive Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 14(a) shall be deemed effective service of process on such party.
          (f) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
          (g) Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by facsimile or .PDF) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.
          (h) Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.
          (i) Captions. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.
          (j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
          (k) Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company and the Stockholder.

          (l) Aggregation of Stock. All Registrable Common Stock held by or acquired by any Affiliated Persons will be aggregated together for the purpose of determining the availability of any rights under this Agreement.
          (m) Equitable Relief. The parties hereto agree that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.
[Signature Page Follows]

          IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

LIBBEY INC.
By:	/s/ Gregory T Geswein
Gregory T. Geswein
VP, Chief Financial Officer

MERRILL LYNCH PCG, INC.
By:	/s/ Gerard M. Haugh
	Name:	Gerard M. Haugh
	Title:	Vice President